UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2023

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 17, 2023, International Paper Company (the “Company”) committed to certain actions impacting its Containerboard and Global Cellulose Fibers businesses, which the Company estimates will result in aggregate pre-tax charges of approximately $664 million as further described below.

Containerboard

The Company plans to permanently close its containerboard mill in Orange, Texas. The containerboard mill will shut down in stages with all operations expected to cease by year end. The closure is expected to reduce the Company’s containerboard capacity by approximately 800,000 tons. The Company estimates that the closure will result in pre-tax noncash asset write-off and accelerated depreciation charges of approximately $395 million and pre-tax cash severance and other shutdown charges of approximately $55 million, and anticipates that these charges will be recorded during the three months ending December 31, 2023. The Company expects closure of the containerboard mill to reduce its workforce by approximately 565 employees.

Global Cellulose Fibers

The Company plans to permanently cease production on its #4 Fluff Pulp Machine at its Pensacola, Florida mill. The machine had been idle since August 2023 and will not resume production. The Company estimates that the machine shutdown will result in pre-tax noncash asset write-off and accelerated depreciation charges of approximately $100 million and pre-tax cash severance and other shutdown charges of approximately $4 million, and anticipates that these charges will be recorded during the three months ending December 31, 2023. The Company expects the shutdown of the #4 machine to reduce its workforce by approximately 100 employees.

Additionally, the Company plans to permanently cease production on its #20 Fluff Pulp Machine at its Riegelwood, North Carolina mill by year end. The Company estimates that the machine shutdown will result in pre-tax noncash asset write-off and accelerated depreciation charges of approximately $100 million and pre-tax cash severance and other shutdown charges of approximately $10 million, and anticipates that these charges will be recorded during the three months ending December 31, 2023. The Company expects the shutdown of the #20 machine to reduce its workforce by approximately 200 employees.

The Company expects these actions with respect to the Pensacola and Riegelwood mills to reduce the Company’s fluff pulp capacity by approximately 500,000 tons (300,000 tons fluff pulp and 200,000 tons southern bleached softwood).

The Company issued a press release announcing these actions, which is attached as Exhibit 99.1 and is incorporated herein by reference in this Item 2.05.

This Item 2.05 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected amount of certain pre-tax charges and the anticipated timing of such pre-tax charges and certain actions described herein. These forward-looking statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied in these forward-looking statements. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions, as well as other factors, that could affect the amount of such pre-tax charges and the timing of such pre-tax charges or actions described herein. These forward-looking statements are also subject to the risks and uncertainties relating to the business of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) and subsequent reports filed with the SEC. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this Item 2.05, whether as a result of new information, future events or changes in expectations.

Item 2.06.	Material Impairments.

The disclosure under Item 2.05 is incorporated by reference into this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of International Paper Company dated October 18, 2023.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: October 18, 2023	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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